Exhibit 99.1

Lending Club Reports First Quarter 2015 Results

Q1 operating revenue up 109% year-over-year to $81.0 million

SAN FRANCISCO – May 5, 2015 – Lending Club (NYSE:LC), the world’s largest online marketplace connecting borrowers and investors, today announced financial results for the first quarter ended March 31, 2015 and raised its outlook for the remainder of the year.

	Quarter Ended March 31,
($ in millions)	2015	2014	% Change
Originations	$1,635.1	$791.3	107%
Operating Revenue	$81.0	$38.7	109%
Adjusted EBITDA(1)	$10.6	$1.9	458%

(1)	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion below under the heading “Non-GAAP Measures” and the reconciliation at the end of this release.

“We continued to benefit from strong network effects this quarter, and took that opportunity to grow faster than we had planned,” said Renaud Laplanche, CEO and founder. “Our investments in channel diversification helped us cost-efficiently grow borrower acquisitions, our diversified investor base helped us deliver affordable credit to a wide spectrum of borrowers, our leadership position helped us secure the most coveted partnerships, and our exceptional customer satisfaction rate continued to fuel our growth. These successes give us the confidence to raise our target for the full year.”

First Quarter 2015 Financial Highlights

Originations – Loan originations in the first quarter of 2015 were $1,635 million, compared to $791 million in the same period last year, an increase of 107% year-over-year. The Lending Club platform has now facilitated loans totaling roughly $9.3 billion since inception.

Operating Revenue – Operating revenue in the first quarter of 2015 was $81.0 million, compared to $38.7 million in the same period last year, an increase of 109% year-over-year. Operating revenue as a percent of originations, or our revenue yield, was 4.96% in the first quarter, up from 4.89% in the prior year.

Adjusted EBITDA(2) – Adjusted EBITDA was $10.6 million in the first quarter of 2015, compared to $1.9 million in the same period last year. As a percent of operating revenue, Adjusted EBITDA margin increased to 13.1% in the first quarter of 2015, up from 4.8% in the prior year.

Net Loss – GAAP net loss was $6.4 million for the first quarter of 2015, compared to a net loss of $7.3 million in the same period last year. Lending Club’s GAAP net loss included $11.6 million of stock-based compensation expense during the first quarter of 2015, compared to $7.0 million in the first quarter of 2014.

Loss Per Share (EPS) - Basic and diluted loss per share was ($0.02) for the first quarter of 2015 compared to EPS of ($0.13) in the same period last year.

Adjusted EPS(2) – Adjusted EPS was $0.02 for the first quarter of 2015 compared to $0.00 in the same period last year.

Cash and Cash Equivalents - As of March 31, 2015, cash and cash equivalents totaled $874 million, with no outstanding debt.

“The strong momentum from the fourth quarter carried into the first quarter, and we continue to execute on our strategy of fast yet disciplined growth,” said Carrie Dolan, CFO. “We experienced improving sales and marketing efficiency compared to first quarter last year, even with expected seasonality. The benefits we are seeing from the investments we are making in product development, engineering, marketing channels, sales force expansion, process automation and back office continue to bolster our confidence in our current investment strategy and long term growth opportunity.”

Recent Business Developments

•	Launched a pioneering partnership with Citi to provide affordable credit to low and moderate income borrowers.

•	Launched a referral partnership with Home Advisor ahead of the peak season for home improvements, a channel particularly appropriate for our platform’s new AA super prime loan product with starting rates at 3.99% (4.97% APR).

•	Completed the rebranding of Springstone Patient Finance as Lending Club Patient Solutions, released a new “Check Your Rate” application funnel for Patient Solutions, our Patient Solutions issuing bank rolled out a new credit model, and we made progress toward building up our Patient Solutions sales team.

•	Entered into an exclusive program to deliver non-SBA term loans to Sam’s Club’s millions of small business members, and an exclusive partnership with Newtek Business Services Corp. (NASDAQ: NEWT), the nation’s largest non-bank SBA lender, to offer non-SBA loans to Newtek’s existing and prospective business clients.

Outlook

Based on the information available as of May 5, 2015, Lending Club provides the following outlook:

Second Quarter 2015

Operating Revenues in the range of $90 million to $92 million.

Adjusted EBITDA(2) in the range of $8.5 million to $10.5 million.

Fiscal Year 2015

Total Revenues in the range of $385 million to $392 million, up from $370 million to $380 million previously.

Adjusted EBITDA(2) in the range of $40 million to $46 million, up from $33 million to $42 million previously.

(2)	Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. Please see the discussion below under the heading “Non-GAAP Measures” and the reconciliations at the end of this release.

About Lending Club

Lending Club’s mission is to transform the banking system to make credit more affordable and investing more rewarding. The company’s technology platform enables it to deliver innovative solutions to borrowers and investors. Lending Club has been prominently recognized as a leader for its growth and innovation, including being named one of Forbes’ America’s Most Promising Companies three years in a row, a CNBC Disruptor two years in a row, a 2012 World Economic Forum Technology Pioneer, and one of The World’s 10 Most Innovative Companies in Finance by Fast Company. Lending Club is based in San Francisco, California. More information is available at https://www.lendingclub.com. Currently only residents of the following states may invest in Lending Club notes: CA, CO, CT, DE, FL, GA, HI, ID, IL, KY (accredited investors), LA, ME, MN, MS, MT, NH, NV, NY, RI, SD, UT, VA, VT, WA, WI, WV, or WY. All loans made by WebBank, a Utah-chartered Industrial Bank, Member FDIC.

Conference Call and Webcast Information

The Lending Club First Quarter 2015 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time on Tuesday, May 5th, 2015. A live webcast of the call will be available at http://ir.lendingclub.com under the Events & Presentations menu. To access the call, please dial +1 (888) 317-6003, or outside the U.S. +1 (412) 317-6061, with conference ID 8254302, ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will be also available the evening of May 5th, 2015, until May 12th, 2015, by calling +1 (877) 344-7529 or +1 (412) 317-0088, with Conference ID 10064174.

Contacts

For Investors:

James Samford

IR@lendingclub.com

Press Contact:

Grayling PR

415-593-1400

LendingClub@grayling.com

Non-GAAP Measures

Our non-GAAP measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. Contribution, contribution margin, adjusted EBITDA, adjusted EBITDA margin, and adjusted EPS should not be viewed as substitutes for, or superior to, net income (loss), and basic and diluted EPS, as prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these measures differently, which may reduce their usefulness as a comparative measure. Contribution, contribution margin, adjusted EBITDA, adjusted EBITDA margin and adjusted EPS do not consider the potentially dilutive impact of stock-based compensation. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA and adjusted EBITDA margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements. Adjusted EBITDA and adjusted EBITDA margin do not reflect tax payments that may represent a reduction in cash available to us. Please see the “Reconciliation of GAAP to Non-GAAP Measures” tables at the end of this release.

In evaluating contribution, contribution margin, adjusted EBITDA, adjusted EBITDA margin and adjusted EPS, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation.

Safe Harbor Statement

Some of the statements in this above are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Additional information about Lending Club is available in the prospectus for Lending Club’s notes, which can be obtained on Lending Club’s website at https://www.lendingclub.com/info/prospectus.action.

LENDINGCLUB CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended March 31,
	2015	2014
Operating revenue
Transaction fees	$72,482	$35,412
Servicing fees	5,392	1,780
Management fees	2,215	1,094
Other revenue	956	416

Total operating revenue	81,045	38,702

Net interest income after fair value adjustment	187	16

Total net revenue	81,232	38,718

Operating expenses(1):
Sales and marketing	34,884	20,582
Origination and servicing	12,680	7,402
General and administrative
Engineering and product development	12,328	5,722
Other	27,087	12,311

Total operating expenses	86,979	46,017

Loss before income tax expense	(5,747)	(7,299)
Income tax expense	627	—

Net loss	$(6,374)	$(7,299)

Basic net loss per share attributable to common stockholders	$(0.02)	$(0.13)
Diluted net loss per share attributable to common stockholders	$(0.02)	$(0.13)
Weighted-average common shares – Basic	371,959,312	55,780,644
Weighted-average common shares – Diluted	371,959,312	55,780,644
(1) Includes stock-based compensation expense as follows:

	Three months ended March 31,
	2015	2014
Sales and marketing	$1,519	$3,502
Origination and servicing	721	358
General and administrative
Engineering and product development	1,406	737
Other	7,947	2,436

Total stock-based compensation expense	$11,593	$7,033

LENDINGCLUB CORPORATION

OPERATING AND FINANCIAL HIGHLIGHTS

(In thousands, except percentages and number of employees, or as noted)

(Unaudited)

	Three months ended					March 31, 2015 %Change
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015	Q/Q		Y/Y
Operating highlights:
Loan originations (in millions)	$791	$1,006	$1,165	$1,415	$1,635	16%		107%
Operating revenue	$38,702	$48,621	$56,538	$69,551	$81,045	17%		109%
Contribution(1)	$14,578	$21,915	$26,881	$32,672	$35,721	9%		145%
Contribution margin(1)	37.7%	45.1%	47.5%	47.0%	44.1%	N/M	(2)	N/M
Adjusted EBITDA(1)	$1,866	$4,002	$7,517	$7,916	$10,646	34%		458%
Adjusted EBITDA margin(1)	4.8%	8.2%	13.3%	11.4%	13.1%	N/M		N/M
Adjusted EPS – diluted(1)	$0.00	$0.01	$0.02	$0.01	$0.02	N/M		N/M
Standard Program Originations by Investor Type:
Managed accounts, individuals	57%	46%	44%	48%	51%
Self-managed, individuals	27%	23%	25%	19%	24%
Institutional investors	16%	31%	31%	33%	25%

Total	100%	100%	100%	100%	100%

Originations by Program:
Standard program	90%	81%	75%	78%	79%
Custom program	10%	19%	25%	22%	21%

Total	100%	100%	100%	100%	100%

Servicing Portfolio by Method Financed (in millions, at end of period):
Notes	$792	$881	$983	$1,055	$1,210
Certificates	1,350	1,481	1,601	1,797	2,067
Whole loans sold	638	981	1,373	1,874	2,300

Total	$2,780	$3,343	$3,957	$4,726	$5,577

Select Balance Sheet Information (in millions, at end of period):
Cash and cash equivalents	$65	$69	$83	$870	$874
Loans	$2,110	$2,326	$2,534	$2,799	$3,231
Notes and certificates	$2,120	$2,337	$2,552	$2,814	$3,249
Total assets	$2,229	$2,582	$2,815	$3,890	$4,328
Total stockholders’ equity	$69	$137	$142	$973	$982
Condensed Cash Flow Information:
Net cash flow from operating activities	$20,094	$2,043	$13,258	$14,525	$6,495
Cash flow related to loans	(305,525)	(242,789)	(241,279)	(304,472)	(479,976)
Other	(8,764)	(116,739)	(10,382)	(27,125)	1,276

Net cash used in investing activities	(314,289)	(359,528)	(251,661)	(331,597)	(478,700)
Cash flow related to notes/certificates	304,954	242,759	248,802	301,593	483,543
Other	4,541	119,085	3,317	802,585	(6,993)

Net cash flow from financing activities	309,495	361,844	252,119	1,104,178	476,550

Net change in cash and equivalents	$15,300	$4,359	$13,716	$787,106	$4,345

Employees and contractors(3)	475	628	742	843	976
Notes:

(1)	Represents a Non-GAAP measure. See Reconciliation of GAAP to Non-GAAP measures.
(2)	Not meaningful.
(3)	As of the end of each respective period.

LENDINGCLUB CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands, except percentages and per share data)

(Unaudited)

	Three months ended
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015
Contribution reconciliation
Net loss	$(7,299)	$(9,187)	$(7,371)	$(9,037)	$(6,374)
Net interest expense (income) and other adjustments	(16)	396	474	1,430	(187)
General and administrative expense:
Engineering and product development	5,722	8,030	9,235	11,714	12,328
Other	12,311	20,951	22,613	26,492	27,087
Stock-based compensation expense	3,860	1,085	1,511	1,742	2,240
Income tax expense	—	640	419	331	627

Contribution	$14,578	$21,915	$26,881	$32,672	$35,721

Total operating revenue	$38,702	$48,621	$56,538	$69,551	$81,045

Contribution margin	37.7%	45.1%	47.5%	47.0%	44.1%

Adjusted EBITDA reconciliation:
Net loss	$(7,299)	$(9,187)	$(7,371)	$(9,037)	$(6,374)
Net interest expense (income) and other adjustments	(16)	396	474	1,430	(187)
Acquisition and related expense	1,141	1,378	301	293	294
Depreciation and amortization:
Engineering and product development	791	1,088	1,447	1,868	2,744
Other	216	245	322	383	404
Amortization of intangible assets	—	1,123	1,388	1,387	1,545
Stock-based compensation expense	7,033	8,319	10,537	11,261	11,593
Income tax expense	—	640	419	331	627

Adjusted EBITDA	$1,866	$4,002	$7,517	$7,916	$10,646

Total operating revenue	$38,702	$48,621	$56,538	$69,551	$81,045

Adjusted EBITDA margin	4.8%	8.2%	13.3%	11.4%	13.1%

Adjusted net loss and net loss per share
Net loss	$(7,299)	$(9,187)	$(7,371)	$(9,037)	$(6,374)
Acquisition and related expense	1,141	1,378	301	293	294
Stock-based compensation	7,033	8,319	10,537	11,261	11,593
Amortization of acquired intangible assets	—	1,123	1,388	1,387	1,545
Income tax effects related to acquisitions	—	640	419	331	627

Adjusted net income	$875	$2,273	$5,274	$4,235	$7,685

GAAP diluted shares(1)	55,781	57,971	59,844	127,859	371,959
Diluted effect of preferred stock conversion(2)	240,195	249,029	249,351	195,608	—
Other dilutive equity awards	28,397	27,469	27,993	39,488	38,166

Non-GAAP diluted shares	324,373	334,469	337,188	362,955	410,125

Adjusted net income per diluted share	$0.00	$0.01	$0.02	$0.01	$0.02

Note:
(1)	Equivalent to the basic and diluted shares reflected in the quarterly EPS calculations.
(2)	For the fourth quarter of 2014 and prior quarters, gives effect to the conversion of convertible preferred stock into common stock as though the conversion had occurred at the beginning of the period under the “if converted” method.